Exhibit 99.2

BIOGEN ANNOUNCES CASH TENDER OFFER

FOR 5.200% SENIOR NOTES DUE 2045

OPEN TO CERTAIN HOLDERS ONLY

Cambridge, Mass., February 4, 2021 – Biogen Inc. (“Biogen”) (Nasdaq: BIIB) today announced the commencement of an offer to purchase for cash (the “Cash Offer”) any and all of its outstanding 5.200% Senior Notes due 2045 (the “Notes”), totaling $1.75 billion in aggregate principal amount, on the terms and conditions set forth in the Offer to Purchase dated February 4, 2021 (the “Offer to Purchase”) and the accompanying certification of eligibility to participate in the Cash Offer, the instructions for such certification and the notice of guaranteed delivery (collectively, the “Cash Offer Documents”). No consents to any amendment or waiver of the terms of the indenture governing the Notes are being solicited in connection with the Cash Offer.

Biogen’s obligation to accept for purchase Notes tendered in the Cash Offer is subject to, and conditioned upon, among other things, the satisfaction or waiver of the condition (the “Aggregate Maximum Cash Offer Condition”) that the aggregate Tender Consideration (as defined in the Offer to Purchase) for the Cash Offer (which excludes the applicable Accrued Coupon Payment (as defined below)) not exceed $50.0 million.

The Cash Offer is being made only to “Eligible Holders,” which are holders of Notes that certify that they are not “qualified institutional buyers”, as that term is defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and that are not non-U.S. persons, as that term is defined in Rule 902 under the Securities Act, located outside of the U.S. within the meaning of Regulation S under the Securities Act (unless they are “retail investors” in the European Economic Area or in the United Kingdom, or investors in any province or territory of Canada that are individuals or that are institutions or other entities that do not qualify as both “accredited investors” and “permitted clients”), as more fully described in the Offer to Purchase. All holders of Notes who are not Eligible Holders are “Ineligible Holders”.

The Cash Offer will expire at 5:00 p.m., New York City time, on February 10, 2021, unless extended or earlier terminated by Biogen (the “Expiration Date”). Tenders of Notes submitted in the Cash Offer may be validly withdrawn at any time at or prior to the Expiration Date, unless extended by Biogen, but thereafter will be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Biogen). The “Settlement Date” will be promptly following the Expiration Date and is expected to be February 16, 2021, unless extended by us.

Concurrently with the Cash Offer, Biogen also announced today the commencement of a separate exchange offer (the “Exchange Offer”), made only to Ineligible Holders, to exchange the Notes for a new series of senior notes and cash.

The table below provides information regarding the Notes.

Title of Series of Old Notes to be Purchased	Principal Amount Outstanding (mm)	CUSIP / ISIN	Reference U.S. Treasury Security	Fixed Spread (basis points)	Bloomberg Reference Screen
5.200% Senior Notes due 2045	$1,750	09062X AD5 / US09062XAD57	1.375% due August 15, 2050	115	FIT1

Upon the terms and subject to the conditions set forth in the Cash Offer Documents, Eligible Holders who (i) validly tender and do not validly withdraw Notes at or prior to the Expiration Date or (ii) deliver a valid notice of guaranteed delivery and all other required documents at or prior to the Expiration Date and tender their Notes at or prior to 5:00 p.m., New York City time, on the second business day after the Expiration Date, expected to be on February 12, 2021, pursuant to certain guaranteed delivery procedures and subject in each case to the delivery of the certification of eligibility and the tender being in the Authorized Denominations (as defined in the Offer to Purchase), and whose Notes are accepted for purchase by Biogen, will receive consideration in the Cash Offer equal to the Tender Consideration (as defined below).

The Tender Consideration will be calculated at 11:00 a.m., New York City time, on February 10, 2021, unless extended (such date and time, as it may be extended, the “Pricing Time”). The “Tender Consideration” for the Notes, which will be determined in accordance with standard market practice as described in the Offer to Purchase, equates to a yield to the par call date of the Notes equal to the Fixed Spread specified for the Notes in the table above over the reference yield, which will be based on the bid-side yield of the Reference U.S. Treasury Security specified for the Notes in the table above at the Pricing Time.

In addition to the Tender Consideration, Biogen also intends to pay in cash accrued and unpaid interest on the Notes accepted for purchase from the last interest payment date to, but excluding, the Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the Settlement Date for all Notes accepted in the Cash Offer, including those tendered pursuant to the guaranteed delivery procedures. The last interest payment date for the Notes is expected to be September 15, 2020.

The complete terms and conditions of the Cash Offer are set forth in the Cash Offer Documents, which will be distributed to Eligible Holders in connection with the proposed Cash Offer. The Cash Offer is subject to certain conditions, including (i) the Aggregate Maximum Cash Offer Condition, (ii) the timely satisfaction or waiver of all of the conditions precedent to the completion of the Exchange Offer (the “Exchange Offer Completion Condition”), and (iii) certain customary conditions, as described in the Offer to Purchase.

Biogen will terminate the Cash Offer if it terminates the Exchange Offer, and Biogen will terminate the Exchange Offer if it terminates the Cash Offer. Biogen may not waive the Exchange Offer Completion Condition; however, subject to applicable law, Biogen reserves the right, in its reasonable discretion, to waive any of the other conditions, including the Aggregate Maximum Cash Offer Condition. Biogen may terminate the Cash Offer if the Aggregate Maximum Cash Offer Condition is not satisfied or waived, in which case it will also terminate the Exchange Offer.

Only Eligible Holders who have completed and returned the eligibility certificate are authorized to participate in the Cash Offer. There is no separate letter of transmittal for the Cash Offer.

Eligible Holders are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that beneficial owner to be able to participate in, or withdraw its instruction to participate in, the Cash Offer, before the deadlines specified herein and in the Cash Offer Documents. The deadlines set by any such intermediary, The Depository Trust Company and any applicable clearing system for the submission of tender instructions will be earlier than the relevant deadlines specified herein and in the Cash Offer Documents.

Global Bondholder Services Corporation is serving as the tender agent and information agent for the Cash Offer. Questions or requests for assistance related to the Cash Offer or for additional copies of the Cash Offer Documents may be directed to Global Bondholder Services Corporation (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (collect for banks and brokers), or via e-mail at contact@gbsc-usa.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offer.

The Cash Offer Documents can be accessed at the following link: https://www.gbsc-usa.com/biogen/.

This news release is not an offer to buy or a solicitation of an offer to sell any of the securities described herein. The Cash Offer is being made solely by the Cash Offer Documents and only to such persons and in such jurisdictions as is permitted under applicable law and the terms and conditions of the Cash Offer.

About Biogen

At Biogen, our mission is clear: we are pioneers in neuroscience. Biogen discovers, develops and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases as well as related therapeutic adjacencies. One of the world’s first global biotechnology companies, Biogen was founded in 1978 by Charles Weissmann, Heinz Schaller, Kenneth Murray and Nobel Prize winners Walter Gilbert and Phillip Sharp. Today Biogen has the leading portfolio of medicines to treat multiple sclerosis, has introduced the first approved treatment for spinal muscular atrophy, commercializes biosimilars of advanced biologics and is focused on advancing research programs in multiple sclerosis and neuroimmunology, Alzheimer’s disease and dementia, neuromuscular disorders, movement disorders, ophthalmology, neuropsychiatry, immunology, acute neurology and neuropathic pain.

Biogen Safe Harbor

This news release contains forward-looking statements, including statements relating to the anticipated Pricing Time, Expiration Date, Settlement Date and other dates and time periods for the Cash Offer, the potential consummation of the Cash Offer and the Exchange Offer and the potential fulfillment or failure of conditions to the Cash Offer. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “possible,” “will,” “would” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including the risk that the Aggregate Maximum Cash Offer Condition is not satisfied or waived, the risk that the Exchange Offer is not consummated, the risk that other conditions to the Cash Offer will not be satisfied or waived, the risk that the Cash Offer will not be consummated on the terms and conditions set forth in the Cash Offer Documents or at all, the risk that we may amend, terminate or extend the Cash Offer, the risk that the Pricing Time, Expiration Date, Settlement Date and other dates and time periods for the Cash Offer may be delayed or extended, the risk that the Cash Offer may be adversely affected by market conditions or adverse changes to our business or prospects and the other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission.

These statements are based on current beliefs and expectations and speak only as of the date of this news release. We do not undertake any obligation to publicly update any forward-looking statements.

Biogen Media Contact:	Biogen Investor Contact:
David Caouette	Mike Hencke
Biogen Inc.	Biogen Inc.
Tel: (781) 464-3260	Tel: (781) 464-2442